HYPERION 1997 TERM TRUST, INC. (the"Registrant")
             Amended Form N-SAR for the period ending November 30, 1997
                           File Number 811-07072





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 5th day of February, 1998.




                                   HYPERION 1997 TERM TRUST, INC.





                                   By:      /s/ Clifford E. Lai
                                            Clifford E. Lai
                                            President




                                   Witness: /s/Joseph Tropeano
                                            Joseph Tropeano
                                            Assistant Secretary